UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2008

Clifford China Estates Inc.
(Exact name of registrant as specified in charter)
Nevada (State or Other Jurisdiction of Incorporation)	000-52020 (Commission File Number)	90-0201309 (I.R.S. Employer Identification No.)

7/F, Chai Wan Industrial City, Phase 2, 70 Wing Tai Road, Cai Wan, Hong Kong (Address of Principal Executive Offices)	n/a (Zip Code)

Registrant’s telephone number, including area code: 852-2889-0183

Elite Artz, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

On January 28, 2008, the Board of Directors of Elite Artz, Inc. (the “Company”) by unanimous written consent appointed Mr. Derek W. Sun to serve as Chief Operating Officer of the Company.

Mr. Sun has over ten years of experience in business development, consulting and management. From 2003 to January 2008, Mr. Sun was a junior engagement manager/senior associate at McKinsey & Company in Hong Kong where he developed business strategies and operations with a focus on companies located in Greater China. From 2002 to 2003, he was an Assistant Vice President of Best E-Solutions Limited. While at Best E-Solutions Limited, Mr. Sun led the business development effort and managed software development projects. From 1999 to 2002, he was a Senior Consultant at Tigris Consulting Corporation where he designed and developed various applications to optimize business performance. From 1997 to 1998, he was an assistant manager of a Chinese company, responsible for its internal operations and corporate strategy. Mr. Sun received a BS in operations research from Columbia University in 1999.

Mr. Sun has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Sun had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELITE ARTZ, INC.

By:	/s/ Derek W. Sun
Name: Derek W. Sun
Title: Chief Operating Officer

Dated: February 1, 2008